UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 14, 2009

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

AZASITE Phase 2 Program Update

Inspire Pharmaceuticals, Inc. announced today that patient enrollment is complete in its second Phase 2 clinical trial (Trial 044-101) with AZASITE® (azithromycin ophthalmic solution) 1% for the treatment of blepharitis. This trial includes a two-week treatment period with a two-week follow-up period in a targeted 300 patients. The AZASITE for blepharitis Phase 2 program also includes Trial 044-102, which includes a four-week treatment period with a four-week follow-up period in a targeted 300 patients. Inspire announced completion of enrollment in this trial in November 2009.

Now that both studies have completed enrollment, Inspire’s current plan is to analyze and review the data from both trials collectively, when all the data is available, and to meet with the U.S. Food and Drug Administration (FDA) to discuss potential regulatory pathways and next steps for a blepharitis indication.

AZASITE is a prescription medicine approved by the FDA for the treatment of bacterial conjunctivitis in adults and children 1 year of age and older. AZASITE is for topical ophthalmic use only. In clinical trials, the most frequently reported ocular adverse event was eye irritation, which occurred in 1% - 2% of patients. Please see full Prescribing Information for AZASITE at www.azasite.com. Inspire is pursuing an additional potential indication for AZASITE for the treatment of blepharitis.

The furnishing of the information above is not an admission as to the materiality of such information.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

	By:	/S/ CHRISTY L. SHAFFER
Christy L. Shaffer, Ph.D.
President and Chief Executive Officer

Dated: December 14, 2009